Exhibit 99.1



                     SBT Bancorp, Inc. Reports 2006 Results



    SIMSBURY, Conn.--(BUSINESS WIRE)--Feb. 2, 2007--SBT Bancorp, Inc. (the "Company"), (OTCBB: SBTB), the holding company for The Simsbury Bank & Trust Company, today announced net income of $716,933, or $0.84 per diluted share, for the year ended December 31, 2006 compared to $1,673,677, or $1.96 per diluted share, for the year ended December 31, 2005. The decline in annual earnings was equally attributable to pressure on net interest income brought about by an inverted yield curve and higher operating expenses associated with expanding the Company's delivery network.

    On December 31, 2006 loans outstanding were $157 million, an increase of $10 million or 7% over a year ago, and total deposits were $198 million, an increase of $7 million or 4% over a year ago. Total assets were at $217 million at the end of 2006.

    Net interest and dividend income for 2006 totaled $7,538,733, a decrease of 1% or $94,351 from 2005. The Company's net interest margin (net interest and dividend income divided by average earning assets) was 3.77% in 2006, down 29 basis points from 4.06% in 2005. While the Company's loans and deposits continued to grow throughout the year, the inverted term structure of market interest rates, coupled with competitive pressure for deposits, caused the net interest margin to decline.

    Non-interest income in 2006 equaled $1,156,239, an increase of 11% or $111,380 over 2005. Most of the growth in non-interest income was from revenue generated by SBT Investment Services, Inc., a wholly owned subsidiary of the Bank.

    Non-interest expense for 2006 totaled $7,679,952, an increase of 25% or $1,551,104 over 2005. The increase in non-interest expense was primarily due to new premises, equipment, and staffing associated with expanding the Company's delivery network into two contiguous markets.

    Earnings for the fourth quarter of 2006 totaled $119,016 or $0.14 per diluted share compared to $374,463 or $0.44 per diluted share for the fourth quarter of 2005.

    Among notable items during 2006, the Company completed formation of a Bank holding company, opened its fifth full-service branch, enhanced operations in its fourth full-service branch which was opened in November of 2005, announced a stock repurchase program, and appointed a new chief lending officer.

    "We are pleased that our business continues to grow despite difficult operating conditions resulting from the interest rate environment and the expenses associated with our expansion into Bloomfield and Canton," said Martin J. Geitz, President and CEO. "The continuing success of our partnership approach to customer service is evidenced not only in our banking performance, but also in the significant growth of our investment services revenues. This growth resulted primarily from our banking customers also embracing the investment advisory services we offer. We will continue to focus on serving our customers' range of financial services needs and the benefits that a more diversified source of revenues will bring to our earnings growth."

    The Simsbury Bank & Trust Company is a locally-controlled, customer-friendly commercial bank for businesses and consumers; the Bank has approximately $217 million in assets. The Bank serves customers through full-service offices in Simsbury, Avon, Bloomfield, Canton and Granby, Connecticut, SBT Online Internet banking at simsburybank.com, free ATM transactions at 2,800 machines throughout the northeastern U.S. via the SUM program in addition to thousands of ATM locations world-wide, and 24 hour telephone banking. The Bank offers investment services through its wholly-owned subsidiary, SBT Investment Services, Inc. The Company's stock is traded over-the-counter under the ticker symbol OTCBB: SBTB. Visit the Bank's website at www.simsburybank.com.

    Certain statements in this press release, including statements regarding the intent, belief or current expectations of SBT Bancorp, Inc., The Simsbury Bank & Trust Company, or their directors or officers, are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.



                          SBT BANCORP, INC.
----------------------------------------------------------------------

                     CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------

                      December 31, 2006 and 2005
----------------------------------------------------------------------

ASSETS                                         2006          2005
------------------------------------------ ------------- -------------
Cash and due from banks                    $ 10,861,262  $  9,349,045
Interest-bearing deposits with the Federal
 Home Loan Bank                                  17,807         8,234
Money market mutual funds                        51,717        58,464
Federal funds sold                            4,875,000     6,767,272
                                           ------------- -------------
            Cash and cash equivalents        15,805,786    16,183,015
Investments in available-for-sale
 securities (at fair value)                  37,817,246    40,231,140
Federal Home Loan Bank stock, at cost           667,800       965,600

Loans                                       157,211,164   147,525,271
  Less allowance for loan losses              1,698,329     1,719,533
                                           ------------- -------------
     Loans, net                             155,512,835   145,805,738

Loans held-for-sale                             268,000             0
Premises and equipment                        1,551,960     1,006,357
Accrued interest receivable                     894,999       793,488
Bank owned life insurance                     2,827,460     2,681,367
Other assets                                  1,700,464     1,877,949
                                           ------------- -------------
            Total assets                   $217,046,550  $209,544,654
                                           ============= =============


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------
Deposits:
  Demand deposits                          $ 38,791,256  $ 36,074,640
  Savings and NOW deposits                   85,035,535    92,477,912
  Time deposits                              74,575,367    62,563,128
                                           ------------- -------------
            Total deposits                  198,402,158   191,115,680
Securities sold under agreements to
 repurchase                                   1,627,896     2,312,832
Other liabilities                               897,432       740,544
                                           ------------- -------------
            Total liabilities               200,927,486   194,169,056
                                           ------------- -------------
Stockholders' equity:
  Common stock, no par value; authorized
   2,000,000 shares; issued and
   outstanding 841,991 shares in 2006 and
   838,528 shares in 2005                     8,636,380     8,456,690
  Retained earnings                           7,837,022     7,473,542
  Accumulated other comprehensive loss         (354,338)     (554,634)
                                           ------------- -------------
            Total stockholders' equity       16,119,064    15,375,598
                                           ------------- -------------
            Total liabilities and
             stockholders' equity          $217,046,550  $209,544,654
                                           =============  ============




                          SBT BANCORP, INC.
----------------------------------------------------------------------

                  CONSOLIDATED STATEMENTS OF INCOME
----------------------------------------------------------------------

                Years Ended December 31, 2006 and 2005
----------------------------------------------------------------------

                                                  2006        2005
                                              ------------ -----------
Interest and dividend income:
  Interest and fees on loans                  $ 9,068,964  $8,065,276
  Interest on debt securities:
     Taxable                                    1,558,164   1,273,044
     Tax-exempt                                   208,591     195,112
  Dividends                                        83,544      56,765
  Other interest                                  216,357     169,286
                                              ------------ -----------
            Total interest and dividend
             income                            11,135,620   9,759,483
                                              ------------ -----------
Interest expense:
  Interest on deposits                          3,462,049   2,050,630
  Interest on Federal Home Loan Bank advances      93,619      43,770
  Interest on securities sold under
   agreements to repurchase                        41,219      31,999
                                              ------------ -----------
            Total interest expense              3,596,887   2,126,399
                                              ------------ -----------
            Net interest and dividend income    7,538,733   7,633,084
Provision for loan losses                               -      30,000
                                              ------------ -----------
            Net interest and dividend income
             after provision for loan losses    7,538,733   7,603,084
                                              ------------ -----------
Noninterest income:
  Service charges on deposit accounts             336,664     313,746
  Other service charges and fees                  486,458     427,339
  Increase in cash surrender value of life
   insurance policies                             130,656     127,754
  Broker commissions                              165,496      83,705
  Gain on loans sold                                3,977      61,222
  Other income                                     32,988      31,093
                                              ------------ -----------
            Total noninterest income            1,156,239   1,044,859
                                              ------------ -----------
Noninterest expenses:
  Salaries and employee benefits                4,036,284   3,114,881
  Occupancy expense                             1,028,280     753,452
  Equipment expense                               324,683     211,354
  Professional fees                               364,181     328,850
  Advertising and promotions                      346,677     350,690
  Forms and supplies                              209,355     163,881
  Correspondent charges                           196,001     195,458
  Postage                                         102,850     104,070
  Directors fees                                  129,335     130,000
  Other expense                                   942,306     776,212
                                              ------------ -----------
            Total noninterest expense           7,679,952   6,128,848
                                              ------------ -----------
            Income before income tax expense    1,015,020   2,519,095
Income tax expense                                298,087     845,418
                                              ------------ -----------
            Net income                        $   716,933  $1,673,677
                                              ============ ===========

Earnings per common share                     $      0.85  $     2.00
                                              ============ ===========

Earnings per common share, assuming dilution  $      0.84  $     1.96
                                              ============ ===========




    CONTACT: The Simsbury Bank & Trust Company
             Anthony F. Bisceglio, 860-408-5493
             EVP & CFO
             Fax: 860-408-4679
             abisceglio@simsburybank.com